UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 18, 2006, to obtain funding for working capital and for general corporate and operating purposes, Freedom Financial Group, Inc. (the "Company") entered into a Revolving Credit Loan and Security Agreement (the "Loan Agreement") with Heartland Bank (the "Bank") for a line of credit of up to $3,000,000 (the "Loan").  At the closing, which occurred on the same date, the Company executed and delivered to the Bank a promissory note in the principal amount of $3,000,000 (the "Note"), bearing interest at the Bank's "Base Rate" (currently 8.25%) plus 3.00%, adjusted daily.  Under the terms of the Note, the Company is required to make monthly payments of interest, with the entire principal balance and accrued interest due one year from the Loan closing.  The amount due under the Note may be accelerated upon a default by the Company, which includes failure to make a payment within five days of when it is due.  As security for the Note, the Company granted the Bank a first priority security interest in all present and future assets of the Company.  Additionally, the Company pledged as collateral its portfolio of automobile installment loans and the stock of the Company's Canadian subsidiary, T.C.G.-The Credit Group Inc.

In connection with the Loan Agreement, the Company issued to the Bank (i) warrants to purchase 300,000 shares of common stock for five years at an exercise price of $0.63 per share and (ii) warrants to purchase 200,000 shares of common stock for five years at an exercise price of $0.70 per share.

Also, pursuant to its agency agreement with Flagstone Securities ("Flagstone"), its investment banking firm, on August 23, 2006, the Company issued to Flagstone (i) warrants to purchase 136,778 shares of common stock for five years at an exercise price of $0.63 per share and (ii) warrants to purchase 91,185 shares of common stock for five years at an exercise price of $0.70 per share, all on terms identical to the warrants issued to the Bank. The Company also paid Flagstone a transaction fee of $120,000, less $40,000 of advisory fees the Company had previously paid.

The securities were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) and 4(6) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.  The Bank and Flagstone are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Revolving Credit Loan and Security Agreement
10.2	Promissory Note
10.3	Stock Pledge Agreement
10.4	Warrant for 300,000 shares of common stock
10.5	Warrant for 200,000 shares of common stock
10.6	Warrant for 136,778 shares of common stock
10.7	Warrant for 91,185 shares of common stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: August 23, 2006	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer